Exhibit 99.1




                                SPORTSQUEST, INC.


                          AUDITED FINANCIAL STATEMENTS


                         AS OF OCTOBER 31, 2007 AND 2006

                                SPORTSQUEST, INC.

                     FINANCIAL STATEMENTS TABLE OF CONTENTS


      FINANCIAL STATEMENTS                                     Page
                                                               ----

      Independent Auditor's Report                              F-1

      Balance Sheets                                            F-2

      Statements of Operations                                  F-4

      Statements of Stockholders' Equity                        F-5

      Statements of Cash Flows                                  F-6

      Notes to the Financial Statements                         F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of SportsQuest, Inc. as of October 31, 2007 and October 31, 2006 and the related statements of operations, stockholders' equity, and cash flows for the twelve months then ended. These financial statements are the responsibility of company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SportsQuest, Inc. at October 31, 2007 and October 31, 2006 and the results of its operations and its cash flows for the twelve months then ended in conformity with U.S. Generally Accepted Accounting Principles.



/s/ Gately & Associates, L.L.C.
----------------------------------------
Gately & Associates, L.L.C.
Altamonte Springs, FL
May 20, 2008

                                SPORTSQUEST, INC.
                                  BALANCE SHEET
                   AS OF OCTOBER 31, 2007 AND OCTOBER 31, 2006

                                     ASSETS

                                           10/31/2007             10/31/2006
                                          ------------           ------------
CURRENT ASSETS
  Cash                                    $    178,069           $        215

      Total Current Assets                     178,069                    215
                                          ------------           ------------

OTHER CURRENT ASSETS
  Deferred Tax Asset                           189,534                     --
  Investment in Subsidiary                     650,000                     --
  Preferred Stock in Investment              3,903,750                     --
  Due From Related Party                        37,140                     --
  Inventory - Media                         10,000,000                     --
  Prepaid Packages                              84,693                     --
                                          ------------           ------------

      Total Other Current Assets            14,865,117                     --
                                          ------------           ------------
FIXED ASSETS
  Furniture & Equipment                         10,500
  Accum deprec - Furn & Equip                     (750)
                                          ------------           ------------

      Total Fixed Assets                         9,750                     --
                                          ------------           ------------
OTHER ASSETS
  Goodwill                                     487,700                     --

      Total Other Assets                       487,700                     --
                                          ------------           ------------

      TOTAL ASSETS                        $ 15,540,636           $        215
                                          ============           ============


   The accompanying notes are an integral part of these financial statements.

                                SPORTSQUEST, INC.
                                  BALANCE SHEET
                   AS OF OCTOBER 31, 2007 AND OCTOBER 31, 2006

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            10/31/2007             10/31/2006
                                                           ------------           ------------
CURRENT LIABILITIES
  Accounts payable                                         $    104,239           $        574
  Payroll Liabilities                                             1,857                     --
  Compensation payable                                           78,672                     --
  Due to affiliate                                                   --                355,430
  Notes payable                                               4,053,750                     --
                                                           ------------           ------------

      Total Current Liabilities                               4,238,518                356,004
                                                           ------------           ------------
LONG-TERM LIABILITIES
  Note Payable                                                3,300,000                     --
  Bond Payable                                                  662,860                     --
                                                           ------------           ------------

      TOTAL LIABILITIES                                       8,201,378                356,004
                                                           ------------           ------------
STOCKHOLDERS' EQUITY
  Common Stock, $.0001 par value
   Authorized: 98,800,000
   Issued: 11,897,594 and 2,427,922, respectively                 1,190                    243
  Preferred Stock, $.0001 par value:
   1,200,000 shares authorized; none issued                          --                     --
  Additional paid in capital                                  8,784,245                425,146
  Accumulated deficit                                        (1,446,177)              (781,178)
                                                           ------------           ------------

      Total Stockholders' Equity                              7,339,258               (355,789)
                                                           ------------           ------------

      TOTAL LIABILITIES AND EQUITY                         $ 15,540,636           $        215
                                                           ============           ============


   The accompanying notes are an integral part of these financial statements.

                                SPORTSQUEST, INC.
                             STATEMENT OF OPERATIONS
             FOR THE TWELVE MONTHS ENDING OCTOBER 31, 2006 AND 2005


                                                 TWELVE                TWELVE
                                                 MONTHS                MONTHS
                                               10/31/2007            10/31/2006
                                               ----------            ----------

REVENUE                                       $    28,183           $    68,802

COST OF SERVICES                                       --                    --
                                              -----------           -----------

GROSS PROFIT OR (LOSS)                             28,183                68,802

GENERAL AND ADMINISTRATIVE EXPENSES               401,508                 8,416

OPERATING LOSS                                   (373,325)               60,386
                                              -----------           -----------

INTEREST EXPENSE                                  496,193                    --

GAIN ON SALE OF SUBSIDIARY                        (14,985)                   --

DIVIDEND INCOME                                        --                    --
                                              -----------           -----------

INCOME/(LOSS) BEFORE INCOME TAXES                (854,533)               60,386

PROVISION FOR INCOME TAXES
  Federal                                        (189,534)                7,500
  State                                                --                 2,484
                                              -----------           -----------

NET INCOME/(LOSS)                             $  (664,999)          $    50,402
                                              ===========           ===========


EARNINGS (LOSS) PER SHARE, BASIC              $     (0.16)          $      0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES        4,219,177             2,427,922


   The accompanying notes are an integral part of these financial statements.

                                SPORTSQUEST, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             AS OF DECEMBER 31, 2006

                                                                            ADDITIONAL
                                               COMMON           PAR          PAID IN            ACCUM            TOTAL
                                               STOCK           VALUE         CAPITAL           DEFICIT           EQUITY
                                               -----           -----         -------           -------           ------
Balance, October 31, 2005                     2,427,922       $   243       $  425,146       $  (831,580)      $ (406,191)
                                            -----------       -------       ----------       -----------       ----------

Net income (loss)                                                                                 50,402           50,402
                                            -----------       -------       ----------       -----------       ----------

Balance, October 31, 2006                     2,427,922       $   243       $  425,146       $  (781,178)      $ (355,789)
                                            -----------       -------       ----------       -----------       ----------

Other changes for the six                      (150,000)          (15)         (14,985)                           (15,000)
months ended April 30, 2007

Capital Contribution on August 16, 2007              --            --          500,000                            500,000

In-Kind Contribution                                 --            --            1,013                              1,013

Common stock issued for debt release
 on August 16, 2007                           6,800,000           680          339,320                            340,000

Capital Contribution on August 16, 2007              --            --        6,700,000                          6,700,000

Common stock issued for assets
 August 21, 2007 at $0.0001                   2,000,000           200               --                                200

Capital Contribution on September 13, 2007           --            --              500                                500

Capital Contribution on September 21, 2007           --            --          333,333                            333,333

Common stock issued for assets
 September 25, 2007 at $0.0001                  819,672            82          499,918                            500,000

Net income (loss)                                                                               (664,999)        (664,999)
                                            -----------       -------       ----------       -----------       ----------

Balance, October 31, 2007                    11,897,594       $ 1,190       $8,784,245       $(1,446,177)      $7,339,258
                                            ===========       =======       ==========       ===========       ==========


   The accompanying notes are an integral part of these financial statements.

                                SPORTSQUEST, INC.
                            STATEMENTS OF CASH FLOWS
           FOR THE TWELVE MONTHS ENDING OCTOBER 31, 2006 AND 2005, AND

                                                                               TWELVE              TWELVE
                                                                               MONTHS              MONTHS
                                                                             10/31/2007          10/31/2006
                                                                             ----------          ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                          $(664,999)          $  50,402
                                                                             ---------           ---------
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Adjustments for charges not requiring outlay of cash:
       In-kind Contribution                                                      1,013                  --
       Non-cash interest on beneficial bond conversion                         333,333                  --
       Non-cash office exp from stock acquisition                                2,000                  --
       Non-cash bond issuance exp                                                5,000                  --
       Provision for income taxes                                             (189,534)              7,500
       Write-off of Deposit                                                         --                 650
       Depreciation                                                                750                  --
       Gain on Sale of Subsidiary                                              (15,000)                 --
  (Increase)/Decrease in prepaid expenses                                      (84,693)                 --
  Increase/(Decrease) in amount due to affiliate                               (15,430)            (59,307)
  Increase (Decrease) in accounts payable                                      104,239                  --
  Increase (Decrease) in accrued expenses                                        1,283                 574
  Increase (Decrease) in accrued interest                                      162,860                  --
  Increase (Decrease) in compensation payable                                   78,672                  --
                                                                             ---------           ---------

          Total adjustments to net income                                      384,493             (50,583)
                                                                             ---------           ---------

          Net cash provided by (used in) operating activities                 (280,506)               (181)
                                                                             ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  None                                                                              --                  --
                                                                             ---------           ---------

          Net cash flows provided by (used in) investing activities                 --                  --
                                                                             ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Cash Received from Affiliate                                                      --                 300
  Cash (Paid) to Affiliate                                                     (37,140)                 --
  Contribution of Capital                                                          500
  Cash Received on notes payable                                                    --                  --
  Cash (Paid) on notes payable                                                      --                  --
  Cash Received on bond payable                                                495,000
  Cash (Paid) on bond payable                                                       --                  --
                                                                             ---------           ---------

          Net cash provided by (used in) financing activities                  458,360                 300
                                                                             ---------           ---------
CASH RECONCILIATION
  Net increase (decrease) in cash and cash equivalents                         177,854                 119
  Cash and cash equivalents - beginning balance                                    215                  96
                                                                             ---------           ---------

CASH AND CASH EQUIVALENTS BALANCE END OF PERIOD                              $ 178,069           $     215
                                                                             =========           =========


   The accompanying notes are an integral part of these financial statements.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 1 ORGANIZATION

We were incorporated in the state of Delaware on April 3, 1986 under the name Bay Head Ventures, Inc. We changed our name to Air Brook Airport Express, Inc. on December 8, 1988. On August 20, 2007, we changed our name to SportsQuest, Inc. The Company was formed primarily to investigate potential merger candidates, asset purchases and other possible business acquisitions.

BUSINESS

The Company continues to seek business acquisitions, but its primary activities are to create, develop, own and manage high end sports events and their operating entities, as well as executing a growth strategy involving acquisitions of diverse and effective sports marketing platforms.

NOTE 2 GOING CONCERN UNCERTAINTY

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company had a material working capital deficiency and an accumulated deficit at October 31, 2007. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation with its affiliate.

The Company's present plans, the realization of which cannot be assured, to overcome these difficulties include but are not limited to the continuing effort to investigate business acquisition and merger opportunities.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Cash

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

b. Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which include cash equivalents and current liabilities, approximate their fair values at October 31, 2007.

c. Earnings Per Share

Basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. The number of weighted average shares outstanding as well as the amount of net income per share is the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


d. Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

e. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

f. Advertising Costs

The Company expenses advertising costs when the advertisement occurs. There were no expenditures for advertising during the years ended October 31, 2007 or 2006.

g. Recognition of Revenue

Revenue reported to date is realized from commissions on sales at the Satellite Terminals and is recognized on the accrual basis. Recognition occurs daily, upon receipt of daily reports of sales of the Satellite Terminals.

h. Recent Accounting Pronouncements

SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised), Business Combinations ("SFAS 141R"). This statement provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any non-controlling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. The statement also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141R is effective for business combinations occurring in fiscal years beginning after December 15, 2008. Early adoption of this statement is not permitted.

NOTE 4 PROPERTY AND EQUIPMENT

Property and equipment at October 31, 2007 were as follows:

                Furniture & Equipment                  $ 10,500
                Less accumulated depreciation              (750)
                                                       --------
                                                       $  9,750
                                                       ========

During the year ended October 31, 2007and 2006, the Company recorded depreciation expense of $750 and $0 respectively.

Pursuant to two 1991 agreements, Abex transferred all of its transportation equipment and the operating activities of a ground transportation facility in Ridgewood, New Jersey to its affiliate, Air Limo. Air Limo in return has agreed to pay Abex a fee equal to ten (10%) percent of gross collections from such facility.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 5 RELATED PARTY TRANSACTIONS

On May 1, 1993, Abex entered into an agreement with Air Limo concerning a second Satellite Terminal operated by Air Limo in the Borough of Montvale. Pursuant to this agreement, Air Limo bears all costs of operating the facility and pays Abex three percent (3%) of the gross receipts generated by the facility.

Air Limo has stated its intention to advance funds on behalf of the Company and its subsidiary as long as Air Limo deems this necessary and as long as Air Limo is financially able to do so. Such advances are due on demand and Air Limo may terminate this arrangement at any time.

In March 2007, Air Brook Limousine notified us that it had experienced extraordinary increases in the cost of performing the agreements and advised us of its intent to cancel the contracts. As part of a settlement of issues, we entered into an Agreement and Plan of Reorganization dated March 8, 2007, pursuant to which, among other things, we agreed that A.B. Park & Fly would be merged with and into a wholly-owned subsidiary of Air Brook Limousine, wherein the separate existence of A.B. Park & Fly would cease. In consideration for the preceding, Air Brook Limousine agreed to deliver to us 150,000 shares of our common stock, which we canceled as outstanding shares. This merger was completed on March 15, 2007.

On August 16, 2007, Lextra Management Group, Inc., an event management company, acquired 51.16% of our issued and outstanding common stock pursuant to an Agreement dated June 26, 2007 by and among Lextra, our company and certain of our principal stockholders. Pursuant to the terms of this agreement, at the closing, Lextra acquired (a) 1,165,397 shares representing 51.16% of the issued and outstanding shares of our common stock from the selling stockholders for an aggregate purchase price of $116,500 and (b) an outstanding accounts receivable due to Air Brook Limousine by us in the amount of $340,000. At the closing, Air Brook Limousine cancelled the agreement dated August 10, 1993 under which Air Brook Limousine stipulated that it would fund our operations for as long as Air Brook Limousine deemed necessary and as long as it was financially able.

Per footnote No. 10 "Subsequent Events" the Company has chosen to account for the acquisition of its wholly owned subsidiary, ZCE, Inc., as an unconsolidated investment in the subsidiary as the Exchange Agreement and Bring Down and Amendment agreement is in question and may be settled or rescinded once the Company determines which course of action is in the best interest of the Company and its shareholders.

In-Kind Contribution of Rent

During the year ended October 31, 2007, the Company recorded $1,013 as in-kind contribution of rent paid by its affiliate.

NOTE 6 DUE TO AFFILIATE

On August 16, 2007, 6,800,000 shares were issued for a value of $340,000 in exchange for release from debt to the Company's affiliate.

As of October 31, 2007, there was a balance due to Zaring Cioffi Entertainment of $150,000. Pursuant to the Bring Down and Amendment, the Company would service the debt of ZCE on a monthly basis until the registration statement was declared effective by the SEC and the Company had received its third tranche of funding in the amount of $500,000 under the callable notes dated August 17, 2007. In addition, the Company has the right of offset for the sum of $20,000 already advanced to ZCE on August 30, 2007, before the closing.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 7 NOTES PAYABLE

* On August 16, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), by and among the Company and AJW Partners, LLC, AJW Master Fund, Ltd. and New Millennium Capital Partners II, LLC (collectively, the "Air Brook Investors"). The transactions contemplated by the Purchase Agreement will result in a funding of a total of $1,500,000 into the Company.

     The Purchase Agreement provided for the sale by the Company to the SportsQuest Investors of callable secured convertible notes with an aggregate face amount of $1,500,000, plus interest (the "Facility Notes"). The Air Brook Investors purchased from the Company at closing Facility Notes with an aggregate face amount of $500,000 and are required to purchase additional Facility Notes with an aggregate face amount of $500,000 from the Company upon each of (i) the filing of the registration statement required by the Registration Rights Agreement and (iii) the declaration of effectiveness of such registration statement by the Securities and Exchange Commission. The Facility Notes accrue interest at a rate of 8% per year, require quarterly interest payments in certain circumstances related to the market price of the Company's common stock, and are due and payable on August 16, 2010 (the "Maturity Date"). The Company is not required to make any principal payments until the Maturity Date, but it has the option to prepay the amounts due under the Facility Notes in whole or in part at any time, subject to the payment of varying prepayment penalties depending on the time of such prepayment, as set forth in the Facility Notes. The Facility Notes are convertible into common stock of the Company at a discount to the then current fair market value of the Company's common stock, as set forth in the Facility Notes.

     In addition, the Purchase Agreement provided for the issuance by the Company to the SportsQuest Investors of warrants to purchase 10,000,000 shares of the Company's common stock (the "Warrants"). Each Warrant permits its holder to acquire shares of the Company's common stock at an exercise price of $0.25 per share at any time through August 16, 2014.

     The Company allocated the proceeds received between the Facility Notes issued and the warrant based on the relative fair values at the time of issuance in accordance with APB Opinion 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. The Company then further allocated the proceeds received to the beneficial conversion feature in accordance with EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and the guidance in EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. The fair value of the warrant was estimated on the date of issuance using the Black-Scholes valuation model and the assumptions described in the table below:

        Fair value of underlying stock at date of issuance              $ 0.51
        Exercise price                                                  $ 0.25
        Expected life                                                   7 years
        Expected dividend yield                                              0%
        Risk-free interest rate                                           4.39%
        Volatility                                                       62.08%

     As of a result of the above allocations, the Company recorded discounts of $833,333 related to the $1,000,000 worth of Facility Notes issued during 2007. These discounts have been reflected as additional paid in capital in the accompany statement of stockholders' equity. During 2007, the Company recorded approximately $496,193 of interest expense related to the amortization of the discounts.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


     As a condition to entering into the Purchase Agreement, the Company and the SportsQuest Investors entered into a Registration Rights Agreement, dated as of August 16, 2007. As set forth in the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission, within 30 days, to cover the resale by the SportsQuest Investors of the shares of the Company's common stock into which the Facility Notes are convertible. The Company has further agreed to use its best efforts to have such registration statement declared effective and to keep such registration statement effective until the earlier of (i) the date on which all of the securities covered by the registration statement have been sold and (ii) the date on which such securities may be immediately sold to the public without registration or restriction. The Company has also granted piggyback registration rights to the SportsQuest Investors, to the extent that it files a registration statement for its own account, for the same period.

* On August 16, 2007, the Company loaned $500,000 to Lextra Management Group, Inc. ("Lextra"), as set forth in a callable secured note (the "Lextra Note") containing terms substantially similar to the Facility Notes. The Lextra Note, however, does not contain any provision for the outstanding amount due under it to be converted into Lextra's stock. This note was satisfied during the period through the Asset Purchase Agreement referred to in note 9.

* On August 17, 2007, the Company entered into a Stock Issuance, Assumption and Release Agreement (the "Assumption Agreement"), by and among the Company and Greens Worldwide Incorporated ("Greens Worldwide") and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Greens Worldwide Investors"). The transactions contemplated by the Assumption Agreement include the following:

     * The issuance by Greens Worldwide of 390,000 shares of its Series A Convertible Preferred Stock, par value $10.00 per share (the "Series A Preferred Stock"), to the Company; and

     * The assumption by the Company of 50% of Greens Worldwide's indebtedness to the Greens Worldwide Investors under a Securities Purchase Agreement, dated as of March 22, 2007, by and among Greens Worldwide and the Greens Worldwide Investors (the "Greens Worldwide Agreement").

     Under the terms of the Assumption Agreement, the Greens Worldwide Investors will release Greens Worldwide from its obligations under the notes described above. In consideration for such release, the Company will issue to the SportsQuest Investors (who are the successors to the Greens Worldwide Investors) callable secured convertible notes with an aggregate face amount of $3,903,750, including interest (collectively, the "Assumption Notes"), and Greens Worldwide will issue to the SportsQuest Investors callable secured convertible notes with an aggregate face amount of $3,903,750, including interest. The Assumption Notes have the same terms and conditions as the notes described above, except that the Assumption Notes are convertible into the Company's common stock.

     The Company has elected to account for the investment at cost since Greens Worldwide does not have common shares for the Company to convert its preferred and it is unlikely that Greens Worldwide will have common shares in the short term. In the event that Greens Worldwide has sufficient common shares available for conversion, and the Company was to exercise its conversion rights, the Company would not own more than 50% of the voting common shares of Greens Worldwide.

* On September 25, 2007, the Company entered into an Exchange Agreement that stipulated that the Company shall pay ZCE the sum of $150,000 in cash at the closing (the "Closing Cash Payment"). Under the Bring Down and Amendment, the parties acknowledged that the Closing Cash Payment was

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


     intended to be used to pay off certain debts of the Company (the Debt"). Pursuant to the Bring Down and Amendment, the parties agreed that the Closing Cash Payment would be paid to ZCE at closing. Instead, the Company assumed the debt at closing and agreed to service the Debt according to the then current monthly schedule and pursuant to the terms of the Bring Down and Amendment. The Company agreed in the Bring Down and Amendment to pay off the Debt in full on the closing of the sale of callable secured convertible notes in the aggregate principal amount of $500,000 to AJW Master Fund, Ltd., AJW Partners, LLC (collectively, "NIR") pursuant to the Securities Purchase Agreement, dated August 16, 2007, among the Company and NIR, which closing shall occur within five business days after the declaration of the effectiveness of the Form SB-2 registration Statement filed by the Company with the Securities and Exchange Commission on September 14, 2007.

NOTE 8 SHAREHOLDERS' EQUITY

Common and Preferred Stock:

Common stock includes 98,800,000 shares authorized at a par value of $0.0001, of which 11,897,594 are outstanding.

Preferred stock includes 1,200,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

For the periods ending October 31, 2007 and 2006, the Company had issued common shares of 11,897,594 and 2,427,922 respectively.

During the year ended October 31, 2006, no new shares were issued.

During the year ended October 31, 2007, the Company issued the following:

In March of 2007, the Company sold a subsidiary for 150,000 shares of its own stock that had been held by the Buyer.

On August 16, 2007, 6,800,000 shares were issued for a value of $340,000 in exchange for release from debt to the Company's affiliate.

On August 21, 2007, the Company issued 2,000,000 shares at $0.0001 as part of an Asset Purchase Agreement.

On September 25, 2007, the Company issued 819,672 shares at $0.0001 as part of an Acquisition Agreement.

NOTE 9 ACQUISITIONS

Lextra Management Group, Inc.

On August 21, 2007, the Company entered into an Asset Purchase Agreement with Lextra Management Group, Inc. ("Seller"). The Company issued 2,000,000 shares of restricted common stock par value $.0001 plus forgiveness and discharge of a $500,000 promissory due to the Company from the Seller dated August 16, 2007. The Seller assigned, granted, transferred, and conveyed all of the right, title, and interest of the Seller in and to all of the assets of Seller used exclusively in the business (collectively, the "Purchased Assets") free and clear of any and all liens, claims, charges, security interests, and

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


encumbrances as the same that existed on the closing date, August 21, 2007, as follows:

     A. All intellectual property, trade name, trade secrets, trademarks, personnel contracts, web site, strategic partnerships, sponsors, publications, operating model, manuals, and all other confidential information relating to the business; and
     B.   All current, past and future clients.
     C.   All assets of the Seller.
     D. Media Contract/Sponsorship contract with Media4Equity, Inc. in the amount $10 million dollars, by and between the Seller.
     E. Assignment of a private equity funding commitment in the amount of $50 million.

The Company shall not assume or be or become liable for any liability or obligation of Seller, whether known, unknown, absolute, contingent, or otherwise.

In connection with the Agreement, there was an amount allocated to goodwill. This amount was related to commissions receivable on sports event packages and venture and media rights transferred from Lextra. The Company's management feels that there will be future cash inflows in excess of the amount of goodwill and therefore no impairment on the asset was booked.

ZCE, INC.

On September 25, 2007, the Company completed an Exchange Agreement entered into on August 20, 2007 with Zaring-Cioffi Entertainment, LLC, a California limited liability company ("Zaring-Cioffi"), ZCE, Inc., a California corporation ("ZCE"), and Q-C Entertainment, LLC, a Washington limited liability company ("Q-C"). Pursuant to a Bring Down Agreement and Amendment (the "Bring Down and Amendment"), dated September 25, 2007, among the Company, Zaring/Cioffi Entertainment, Inc., Zce, David Quin ("Quin") and Jeff Merriman Cohen ("Cohen"), Quin and Cohen, the sole members of Q-C, assumed the rights, obligations and liabilities of Q-C under the Exchange Agreement, as amended by the Bring Down and Amendment. Under the terms of the Exchange Agreement, as amended by the Bring Down and Amendment, the Company purchased 100% of the issued and outstanding shares of Zaring-Cioffi from its shareholders, ZCE, Quin and Cohen, in exchange for the issuance of 409,836 shares of restricted common stock of the Company to ZCE and 409,836 shares of restricted common stock of the Company to Cohen and Quin, which stock in the aggregate was valued at $500,000. In addition, the Company issued warrents (the "Warrants") to purchase an aggregate 400,000 shares of restricted common stock of the Company to the shareholders of Zaring-Cioffi according to the following Schedule:

50,000 shares to each of ZCE and Quin Cohen at a strike price of $0.50 per share expiring December 31, 2007; 50,000 shares to each ZCE and Quin and Cohen at a strike price of $1.00 per share expiring December 31, 2008; and 100,000 shares to each of ZCE and Quin and Cohen at a strike price of $1.50 per share expiring December 31, 2009.

Furthermore, Quin and Cohen received, at no cost, a Bronze Level sponsorship position (or its equivalent) at all Zaring-Cioffi events through 2009.

Under the Bring Down and Amendment, the Company, Zaring-Cioffi, ZCE, Cohen and Quin also made the representations and warranties set forth in the Exchange Agreement as of closing and agreed that the representations and warranties would not survive the closing.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 10 INCOME TAXES

The Company has experienced significant net operating losses in previous years and for the period ending October 31, 2007. As a result, no Federal income taxes have been incurred during the years ended October 31, 2007 or 2006. There were no remaining available net operating losses at October 31, 2006. The balance of the realization allowance was reduced by $10,500 during the 2006 year because of expiring net operating losses.

The Company has a net loss carry-forward of $1,263,561 as of October 31, 2007. These amounts can be carried forward to be used to offset future income for tax purposes for a period of 20 years for each year's loss.

The federal income tax payable that was accrued for the period ended October 31, 2007 was offset by the Company's net operating loss carry-forward therefore the provisions for income tax in the income statements is $0. The federal income tax payable that was accrued for the period ended October 31, 2006 was $7,500, and was paid in 2007.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of October 31, 2007 are as follows:

           Deferred tax assets:
             Federal net operating loss          $ 189,534

             Total deferred tax assets             189,534
             Less valuation allowance                   (0)
                                                 ---------

                                                 $ 189,534
                                                 =========

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended October 31, 2007 and 2006 is as follows:

                                                     2007            2006
                                                     ----            ----

           Federal income tax rate                  (15.0%)         (15.0%)

           Effective income tax rate                 15.0%           15.0%

NOTE 11 SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Revenue recognition produces a reduction of the obligation to Air Limo. In addition, most Company expenses are paid by Air Limo and the obligation is increased. These transactions resulted in a net reduction of the obligation to Air Limo during the year ended October 31, 2006 to $59,007. During the year ended October 31, 2007, the Company's agreement with Air Brook Limousine was cancelled and the obligation was reduced to zero.

There was no cash paid for interest during these years. $2,484 was paid for state income taxes during the year ended October 31, 2006.

NOTE 12 CONSOLIDATION OF SUBSIDIARY

Per footnote No. 4 "Related Party Transactions" as part of a settlement of issues, the Company entered into an Agreement and Plan of Reorganization dated March 8, 2007, pursuant to which, among other things, the Company agreed that A.B. Park & Fly would be merged with and into a wholly-owned subsidiary of Air Brook Limousine, wherein the separate existence of A.B. Park & Fly would cease. In consideration for the proceeding, Air Brook Limousine agreed to deliver to us 150,000 shares of the Company's common stock, which the Company cancelled as

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


outstanding shares. The merger was completed March 15, 2007 and therefore the Company does not account for Air Brook Limousine as a subsidiary for the year ending October 31, 2007.

NOTE 13 SUBSEQUENT EVENTS

* Subsequent from the completion of the Exchange Agreement and Bring Down and Amendment agreement with Zaring-Cioffi Entertainment, LLC, a California limited liability company ("Zaring-Cioffi"), ZCE, Inc., a California corporation ("ZCE"), and Q-C Entertainment, LLC, a Washington limited liability company ("Q-C"), the Company uncovered discrepancies in the representations of certain ZCE principals and management and the operations of ZCE. The Company is currently involved in assessing these discrepancies and determining the best course of action. As a result, the management of ZCE has been terminated for cause.

     On April 3, 2008, the Company filed a lawsuit against ZC Entertainment and John Zaring for $20,000 in the Circuit Court of Chesapeake Virginia in connection with a promissory note. This suit by the Company is related to an advance made by the Company prior to the closing. The Company made demand on ZCE and the guarantor, John Zaring, but the promissory note was not paid in accordance with its terms.

* On November 5, 2007, SportsQuest, Inc. (the "Company") entered into an Agreement for the Exchange of Common Stock (the "Exchange Agreement") with Javaco, Inc., an Ohio corporation ("Javaco"), and Judith Vazquez, the sole shareholder of Javaco (the "Shareholder"). Javaco is an industrial supplier to the cable television industry. The closing is subject to the conversion of Javaco, an S corporation, to a C corporation and completion of due diligence by the Company. Under the terms of the Exchange Agreement, the Company has agreed to purchase 100% of the issued and outstanding shares of Javaco in exchange for that number of shares of common stock of the Company to be issued to the Shareholder with a total value of $1,000,000, with the number of shares computed by dividing the average closing price of the common stock of the Company for the five days prior to closing into the sum of $1,000,000. In addition, the Company shall issue warrants to the Shareholder to purchase common stock of the Company according to the following schedule: 100,000 shares at a strike price of $0.50 per share expiring December 31, 2007, 100,000 shares at a strike price of $1.00 per share expiring December 31, 2008, and 200,000 shares at a strike price of $1.50 per share expiring December 31, 2009. The Company is also obligated to pay a broker a three percent commission on the closing of this transaction, payable in that number of shares of common stock of the Company with a total value of $30,000, with the number of shares determined as provided above. The closing is expected to occur on or about June 14, 2008, after the completion of an audit of the books and records of Javaco.

* On December 15, 2007, U.S. Pro Golf Tour, Inc. ("USPGT"), a wholly-owned subsidiary of Greens Worldwide Incorporated ("GRWW"), and SportsQuest, Inc. (the "Company") executed a three-year presenting title sponsorship agreement (the "Agreement"). Under the Agreement, the Company has agreed to issue $500,000 of its restricted common stock to GRWW and to underwrite all purses and expenses for "official" USPGT events through 2010, subject to certain performance conditions and registration rights. The Company will rely on Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, for the exemption from registration for the sale of such shares. The Company withdrew its sponsorship as a result of the events being scheduled for launch in 2009, in lieu of 2008. The Company will revisit the title sponsorship opportunity as soon as plans are made clearer as to the USPGT events and schedule for 2009.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


* Effective January 1, 2008, the Company entered into a consulting agreement with Rick Altmann, one of the Company's directors. The agreement is for a term of five years. As compensation for services, he will receive a monthly fee of $6000, payable on the first and 15th of each month for 2008, $7000 per month for 2009, and $8000 per month for 2010 and thereafter. The Company may pay up to a mutually agreeable amount of fees in common stock of the Company. The Consultant is responsible for all expenses that may be incurred in performing the consulting services, including, but not limited to, travel, third party expenses, and copying and mailing expenses unless otherwise pre-approved by the Company. Mr. Altmann also received 500,00 shares of Common stock as compensation for serving as a Director.

* On January 8, 2008, the Company executed an Executive Employment Agreement with its President and Chief Executive Officer for a term of five years. The agreement provides for an annual base salary of $240,000, payable in accordance with the Company's generally applicable payroll practices and policies, but not less frequently than twice per month in arrears. Annual base salary will increase 10% per year automatically.

     The Executive is also eligible to receive a bonus from the Company, and to participate in any of the Company's bonus plan(s) that may be adopted for the benefit of executives of the Company. The award of any discretionary bonus under this section shall be determined by the Board of Directors of the Company.

     The Executive is also entitled to receive such stock options as may be granted to other executives of the Company as adopted by the Board of Directors. As a signing bonus, the Company agreed to issue 100,000 shares of Series A Convertible Preferred shares, convertible at the rate of one share of preferred for each 500 shares of common stock of the Company, with voting rights as if converted.

     The Executive has been serving the Company since August 17, 2007 through January 7, 2008. The Company has accrued the sum of $150,000 for the period and agrees to pay the accrued amount upon receiving funding in an amount sufficient to pay the accrual.

     The Executive and Executive's dependants are eligible for medical health insurance and Executive will receive five weeks of paid vacation after one year of service, seven sick days, six personal days, and six major holidays per year as well as any other benefits that are available generally to other executives of the Company.

     The Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by the Executive in the performance of Executive's duties.

* On February 26, 2008, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), by and among the Company ("Parent"), and SportsQuest Management Group, Inc. (the "Subsidiary"). The Parent and Subsidiary are collectively referred to as the "Company" and the secured party's signatory and their respective endorsees, transferees and assigns are collectively the "Secured Party". The transactions contemplated by the Purchase Agreement will result in a funding of a total of $250,000 into the Company.

     The Purchase Agreement provided that the Parent shall issue to the Secured Party certain of Parent's 8% Callable Secured Convertible Notes, due three years from the date of issue, which are convertible into shares of the Company's Common Stock, par value $0.0001 per share and the Parent shall issue the Secured Party certain Common Stock purchase warrants.

                                SPORTSQUEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


     AJW Master Fund or its registered assigns, is entitled to purchase from the Company 2,000,000 fully paid and non-assessable shares of the Company's Common Stock, par value $0.0001 per share, at an exercise price per share equal to $0.003.

     AJW Partners, LLC or its registered assigns, is entitled to purchase from the Company 2,000,000 fully paid and non-assessable shares of the Company's Common Stock, par value $0.0001 per share, at an exercise price per share equal to $0.003.

     New Millennium Capital Partners II, LLC or its registered assigns, is entitled to purchase from the Company 6,000,000 fully paid and non-assessable shares of the Company's Common Stock, par value $0.0001 per share, at an exercise price per share equal to $0.003.

* On May 20, 2008, Domar Exotic Furnishings, Inc. (OTCBB DMXF) acquired 100,000 Preferred shares held by our President and CEO, in exchange for 6.5 million of DMXF common shares. This transaction represented a change in control of the Company, however effective control of the Company is unchanged due to a beneficial interest in the Company via Domar.